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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115745 and No. 333-108256) of Graphic Packaging Corporation of our report dated March 29, 2005 with respect to our opinion relating to the consolidated financial statements and financial statement schedule, except for the restatement described in Note 25 to the consolidated financial statements, as to which the date is August 9, 2005, and May 2, 2005 with respect to our opinion relating to internal control over financial reporting except for the matter described in the second, third, and fourth paragraphs of Management's Report on Internal Control Over Financial Reporting as to which the date is August 9, 2005 relating to the financial statements, which appears in this Amendment No. 2 on Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Atlanta, Georgia August 9, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM